EXHIBIT 10.2
Execution Copy
Bonus Plan/Documents ESCROW AGREEMENT
     This Bonus Plan/Documents Escrow Agreement (this “Agreement”) is made as of this 13th day of July 2007, by and among the Persons listed on Exhibit A attached hereto (each, a “Seller,” and collectively, the “Sellers”), Lexico Publishing Group, LLC, a California limited liability company (the “Company”), Answers Corporation, a Delaware corporation (the “Purchaser”), Brian Kariger, as representative for and on behalf of the Sellers (the “Sellers’ Representative”) and American Stock transfer & Trust Co. (“Escrow Agent”).
     Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Purchase Agreement, then the provisions of the Purchase Agreement shall control. This Agreement shall become effective as of the Closing Date.
RECITALS
     A. Purchaser, Sellers, Sellers’ Representative and Company, have entered into that certain Purchase Agreement, of even date herewith (the “Purchase Agreement”), a copy of which is attached hereto as Exhibit B.
     B. Pursuant to Section 1.2.1 of the Purchase Agreement, at the Closing, Purchaser shall deliver to and deposit with the Escrow Agent the Purchase Price (subject to any adjustments thereto in accordance with the Purchase Agreement) (the “Purchase Price”), to be held by the Escrow Agent pursuant to the terms of this Agreement.
     C. Pursuant to Section 2.2 of the Purchase Agreement, on the date hereof the Sellers have deposited with the Escrow Agent the Escrow Documents (as defined below), to be held by the Escrow Agent pursuant to the terms of this Agreement.
     D. Pursuant to Section 1.4 of the Purchase Agreement, an aggregate gross amount of US$10,000,000 (inclusive of all Taxes, whether to be borne by the employee or employer) (the "Escrow Cash”) is to be delivered to and deposited with the Escrow Agent and held in an escrow fund (the Escrow Cash together with any interest and other income earned on the Escrow Cash, shall be referred to as the “Escrow Fund”). The Escrow Fund is held to secure the payment to participants in the Employee Bonus Plan under the Purchase Agreement. The Escrow Fund shall be governed by the provisions set forth herein and in the Purchase Agreement.
     E. The Sellers’ Representative has been appointed as agent for, and to act on behalf of, the Sellers to undertake certain obligations specified in the Purchase Agreement.
     F. The parties hereto desire to set forth additional terms and conditions relating to the operation of the Escrow Fund.
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Escrow Documents.
          (a) Concurrently with the signing of this Agreement, each of the Sellers has deposited with the Escrow Agent each of the documents in the form of as Schedules 1(a)(i)-(iii) duly executed by such Seller (collectively, the “Escrow Documents”):
          (i) instruments of transfer of Membership Interests, validly executed by each of the Sellers, evidencing the transfer of his Membership Interest to the Purchaser, free and clean of any Encumbrance (dated blank);
          (ii) spousal consent to the transfer of Membership Interests, validly executed by the spouse of each of the Sellers (if applicable), relating to the transfer of Membership Interest to the Purchaser (dated blank); and
          (iii) the list of Company’s Members maintained pursuant to Section 17058(a)(1) of the California Corporations Code, evidencing the withdrawal of the Sellers as Members and the admission of the Purchaser as the sole Member (with the date of admission blank).
          (b) The Escrow Agent agrees to accept the Escrow Documents. The Escrow Cash shall be held and distributed by the Escrow Agent in accordance with the provisions of the Purchase Agreement and this Agreement. The parties (other than the Escrow Agent) acknowledge and irrevocably agree that the Escrow Documents shall evidence and constitute the complete and irrevocable transfer and assignment of the Interests (and any beneficial right therein) from the Sellers to the Purchaser, and each of parties hereby waives any claim that such documents are not intended or do not pass the full legal title, ownership and rights related to or arising from the Interests.
     2. Escrow Fund.
          (a) Pursuant to Section 1.4 of the Purchase Agreement, on the Closing Date, Purchaser shall make or cause to be made available to the Escrow Agent, the Escrow Cash. Exhibit A-1 attached hereto sets forth (i) the name, address and taxpayer identification number of each Seller, and (ii) the pro rata share of each Seller in the Escrow Fund (each, the “Seller’s Pro Rata Share”). Exhibit A-2, to be attached hereto on the Closing Date, shall set forth (i) the name, address and taxpayer identification number of each participant in the Employee Bonus Plan (a "Participant”), and (ii) the initial allocation of the Escrow Fund among the Participants (subject to the provisions of Section 7 below). The Escrow Agent agrees to accept delivery of the Escrow Cash and to hold such Escrow Cash in escrow subject to the terms and conditions of this Agreement and the Purchase Agreement.
          (b) As of any particular time, the Escrow Agent may assume, without inquiry, that the Escrow Cash that shall have been or caused to be deposited with the Escrow Agent by Purchaser is all of the Escrow Cash required to be held in the Escrow Fund by the Escrow Agent and that Exhibit A s A-1 and A-2 remain correct and in full force and effect. The Escrow Cash shall be held and distributed by the Escrow Agent in accordance with the provisions of the Purchase Agreement and this Agreement. Neither the Escrow Cash nor any beneficial interest therein may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by the Escrow Agent, Purchaser, any Seller or any Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Escrow Agent, Purchaser, any Seller or any Participant, (and in case of the Sellers or the Participants, prior to the distribution to each in accordance with this Agreement, if any).

     3. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties in its capacity as the escrow agent, as set forth herein and as set forth in the Purchase Agreement (collectively, the “Duties”), in accordance with the provisions of this Agreement and the Purchase Agreement. Purchaser and the Sellers’ Representative shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in the Purchase Agreement, in accordance with the provisions of this Agreement and the Purchase Agreement.
     4. Effectiveness; Escrow Period.
          (a) This Agreement shall be effective only as of and subject to the execution and delivery of the Purchase Agreement by the parties thereto.
          (b) The period during which the Escrow Agent shall hold the Escrow Documents shall commence on the date hereof and terminate on the earlier of termination of the Purchase Agreement in accordance with Section 8 thereof or the Closing (the applicable “Escrow Period”). As soon as practicable after the termination of the Purchase Agreement in accordance with Section 8 thereof, each of Purchaser or Sellers’ Representative shall notify the Escrow Agent (with duplicate copy to the other party).
          (b) The period during which the Escrow Agent shall hold the Escrow Fund shall commence at the Closing and terminate following the last distribution to be made pursuant to Section 7 (the applicable “Escrow Period”). As soon as practicable after the Closing Date, Purchaser shall notify the Escrow Agent of the Closing Date (without failure of delivery of such notice impairing or modifying any of the rights set forth herein or in the Purchase Agreement).
     5. Duties of Escrow Agent. In addition to the Duties set forth in the Purchase Agreement, the Duties of the Escrow Agent shall include the following:
          (a) The Escrow Agent shall (i) safeguard and treat the Escrow Fund as a trust fund in accordance with the provisions of this Agreement and not as the property of Purchaser, and shall hold the Escrow Fund in a separate account, apart from any other funds or accounts of the Escrow Agent or any other Person, and (ii) hold and dispose of the Escrow Fund only in accordance with the provisions of this Agreement.
          (b) The Duties of the Escrow Agent with respect to the Escrow Cash may be altered, amended, modified or revoked only by a writing signed by Purchaser, the Escrow Agent and the Sellers’ Representative.
     6. Escrow Documents; Purchase Price.
          (a) Purchaser shall deliver to the Escrow Agent and to the Sellers’ Reprehensive a written notice on the date on which the last of the conditions set forth in Section 7 of the Purchase Agreement has been satisfied or waived (if permissible). Unless otherwise agreed between the Purchaser and the Sellers Representative, the Closing Date shall be on the date specified by Purchaser which will be no earlier than third Business Day and not later than the fifth Business Day after delivery of the Purchaser’s notice (the “Designated Closing Date”).
          (b) No later than two (2) Business Days prior to the Closing Date set forth in the notice delivered pursuant to clause (a) above, the Company shall deliver to the Purchaser (with a duplicate copy to the Escrow Agent) the Estimated Closing Adjustments Certificate. Failure of the

Company to timely and duly deliver the Estimated Closing Adjustments Certificate may be waived by Purchaser, in its sole discretion (without derogating from any rights or remedies under this Agreement, including, without limitation, under Section 9 of the Purchase Agreement).
          (c) No later than the Designated Closing Date, the Purchaser shall make or cause to be made available to the Escrow Agent the Purchase Price, by wire transfer in immediately available funds to a bank account in the name of the Escrow Agent, the details of which shall be provided by the Escrow Agent in advance. Should the Company fail to timely and duly deliver the Estimated Closing Adjustments Certificate, the Purchase Price shall be delivered in full, without adjustments (and without derogating from any rights or remedies under this Agreement, including, without limitation, under Section 9 of the Purchase Agreement). Should the Company timely deliver the Estimated Closing Adjustments Certificate, the Purchase Price to be delivered shall be in an amount taking into account the adjustments set forth in Section 1.2.2 of the Purchase Agreement. The Escrow Agent agrees to accept delivery of the Purchase Price and to hold it in trust subject to the terms and conditions of this Agreement and the Purchase Agreement.
          (d) Upon receipt by the Escrow Agent of the Purchase Price and the Escrow Cash, the Escrow Agent shall, automatically, and without any further action required by either party (and the parties hereby irrevocably instruct the Escrow Agent to): (i) distribute and deliver the Purchase Price, in accordance with the provisions of the Purchase Agreement and clause (e) below; and (ii) date the Escrow Documents as of the Closing Date and deliver them to the Purchaser, as soon as practicable thereafter. All transactions set forth in this clause (d) shall be deemed to take place simultaneously, and shall be deemed to have been completed upon the time and date of transfer by the Purchaser of the Purchaser Price to the Escrow Agent, which date shall be the “Closing Date” of the Purchase Agreement.
          (e) Upon receipt by the Escrow Agent of the Purchase Price in accordance with clause (d) above, the Escrow Agent shall distribute and transfer the Purchase Price as follows: (i) an amount of US$10,000,000 shall constitute the Escrow Amount and be held by the Escrow Agent in a separate bank account in the name of the Escrow Agent pursuant to the Indemnity Escrow Agreement of even date hereof; and (ii) the balance of the Purchase Price (net of the Escrow Amount), shall be transferred by the Escrow Agent to each of the Sellers, in accordance with each such Seller’s pro rata share, as set forth in Exhibit A-1, by wire transfer to such bank accounts as shall be designated in writing by each such Seller prior to Closing.
          (f) Should the Purchase Agreement terminate in accordance with Section 8 of the Purchase Agreement, Sellers’ Representative may then request the Escrow Agent in writing (with a duplicate copy to the Purchaser) to deliver the Escrow Documents to the Sellers’ Representative, as soon as practicably thereafter.
     7. Distributions from Escrow Fund.
          (a) As promptly as practicable after each of the following: (i) the Closing Date; (ii) the first anniversary of the Closing Date; and (iii) the second anniversary of the Closing Date, the Escrow Agent shall deliver to the Company the respective aggregate gross amount to be paid on each such date, as set forth on Exhibit A-2, including interest accrued thereon (if any). Purchaser shall deliver or cause to be delivered to the Escrow Agent a written notice informing it of the distribution to be made pursuant to this sub-section (ii) and (iii) above. The aggregate gross amounts to be paid on the first and second anniversaries of the Closing are subject to distributions to be made, from time to time, pursuant to clause (c) below. The Company shall pay each Participant the amounts to which such Participant is then entitled to receive, as set forth on Exhibit A-2, including interest accrued thereon (if any), and shall remit the employer Taxes associated with such payments. Such payments shall be made on the next regular payroll date of the Company following receipt of the amounts from the Escrow Agent, but in no event more than thirty days following receipt of such amounts from the Escrow Agent.
          (b) The Company shall deliver a written notice to the Escrow Agent (with a duplicate copy to the Sellers’ Representative) as soon as practicable after each of the following events: (i) the occurrence of an event giving rise to the acceleration of a Participant’s entitlement to receive any of the amounts set forth in Exhibit A-2, in accordance with the terms of the Employee Bonus Plan (an “Acceleration Notice”); and (ii) the occurrence of an event giving rise to the forfeiture of any amounts which a Participant would otherwise be entitled to receive, in accordance with the terms of the Employee Bonus Plan (a “Forfeiture Notice”). An Acceleration Notice or a Forfeiture Notice delivered pursuant to this clause (b) shall include the amounts so accelerated or forfeited, as the case may be.
          (c) Notwithstanding clause (a) above:
               (i) As promptly as practicable after the receipt of an Acceleration Notice, the Escrow Agent shall deliver to the Company the amounts indicated in such notice, including interest accrued thereon, and the Company shall pay such amounts to the applicable Participant on the next regular payroll date of the Company immediately thereafter, and in any event, no later than thirty days thereafter.
               (ii) In the event that during any 6 month period following the Closing Date and until the second anniversary of the Closing Date, the Escrow Agent shall receive a Forfeiture Notice, then as promptly as practicable after the end of each such 6 month period, the Escrow Agent shall deliver to each Seller such Seller’s Pro-Rata Share of the aggregate amounts with respect to which Forfeiture Notices were delivered during such period, including interest accrued thereon. Purchaser shall deliver or cause to be delivered to the Escrow Agent a written notice informing it of each distribution to be made pursuant to this sub-section (ii).
     8. Withholding Rights; Tax Reporting Matters.
          (a) The Escrow Agent shall be entitled to deduct and withhold from the Escrow Cash and from any other payments otherwise required pursuant to this Agreement to any recipient such amounts in cash as the Escrow Agent is required to deduct and withhold with respect to any such deliveries and payments under the Internal Revenue Code of 1986, as may be amended from time to time, or any provision of federal, state, local, provincial or foreign Tax law and to request any necessary Tax forms, including IRS Form W-9 or the appropriate series of Form W-8, as applicable, or any other proof of exemption from withholding or any similar information, from any such recipient of payments. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such recipients in respect of which such deduction and withholding was made.
          (b) Without derogating from clause (a) above, Purchaser agrees to provide the Escrow Agent with a certified tax identification number for Purchaser and the Company, and the Sellers’ Representative (on behalf of each of the Sellers) agrees to provide the Escrow Agent with certified tax identification numbers for the Sellers’ Representative and each of the Sellers, by furnishing appropriate Forms W-9 (or Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the Closing Date. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as may be amended from time to time, or any provision of federal, state, local, provincial or foreign Tax law, to withhold a portion of any payments made to the Indemnified Persons pursuant to this Agreement.
     9. Investment of Escrow Cash, Distributions Made or Received by Escrow Agent; Other Adjustments; Etc.
          (a) The Escrow Agent shall not invest the Purchase Price and shall not be permitted to deduct any fees from the Purchase Price.
          (b) The Escrow Agent shall hold the Escrow Cash in escrow and shall invest the Escrow Cash, together with any interest or other income thereon, only in money market funds of JPMorgan Chase Bank or Wachovia Bank through its Evergreen Investments subsidiary.
          (c) All interest and other income attributable to the Escrow Cash originally deposited in escrow shall be added to and be part of the Escrow Fund for all purposes hereunder. At the time of delivery to each recipient of the amounts of the Escrow Cash due hereunder, the Escrow Agent shall deliver to each such recipient her/his/its respective pro rata share of any interest and other income earned on such amount of the Escrow Cash, after deducting from such amounts all commissions or fees due in connection with the investment of the Escrow Cash.
          (d) The parties acknowledge that for tax reporting purposes each Participant shall be the owner of the amounts such Participant may be entitled to receive, as set forth on Exhibit A-2 of the Escrow Fund then remaining for distribution and all income attributable to such portion of the Escrow Cash, and interest thereon held in the Escrow Fund by the Escrow Agent pursuant to this Agreement shall be allocable to such Participant.
     10. Exculpatory Provisions.
          (a) The Escrow Agent shall be obligated only for the performance of its Duties and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false impersonations. The Escrow Agent shall not be liable for any act done or omitted in good faith hereunder as escrow agent, except for fraud, gross negligence or willful misconduct. The Escrow Agent shall in no case or event be liable for any representations or warranties of the Sellers, Company or Purchaser or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.
          (b) In the event of a dispute between the parties hereto, the Escrow Agent is hereby expressly authorized to disregard any and all notifications given by any of the parties hereto or by any other person, excepting awards of arbitration or orders or process of courts of law, to which Escrow Agent shall be entitled to conclusively rely and shall distribute the Escrow Fund in accordance with the terms thereof, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court and arbitration awards. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or arbitration award, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or award being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
          (c) In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent will promptly notify Purchaser and the Sellers’ Representative of such ambiguity and may, in its sole discretion, refrain from taking any action other than retaining possession of the Escrow Fund, unless the Escrow Agent receives written instructions, signed by Purchaser and the Sellers’ Representative, which eliminates such ambiguity or uncertainty.
          (d) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement, this Agreement or any documents or papers deposited or called for thereunder or hereunder.
     11. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as escrow agent at any time, with or without cause, with respect to the Escrow Fund by giving at least 30 days’ prior written notice to each of Purchaser and the Sellers’ Representative, such resignation to be effective 30 days following the date such notice is given. In addition, Purchaser and the Sellers’ Representative may jointly remove the Escrow Agent as escrow agent at any time, with or without cause, by an instrument executed by Purchaser and the Sellers’ Representative (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent, which shall be a bank or trust company organized in the United States of America having (or if such bank or trust company is a member of a bank company, its bank holding company shall have) a combined capital and surplus of not less than $50,000,000, shall be appointed by Purchaser on the terms of this Agreement with the written approval of the Sellers’ Representative, which approval shall not be unreasonably withheld or delayed. In the event that a successor escrow agent has not been appointed within 30 days after notice of the Escrow Agent’s resignation or removal, the Escrow Agent shall be entitled to petition a court of competent jurisdiction to have a successor escrow agent appointed. Any such successor escrow agent shall deliver to Purchaser and the Sellers’ Representative, a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive possession of the Escrow Fund. Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrow Fund then held hereunder to the successor Escrow Agent.
     12. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with its performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.
     13. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the cash held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the provisions of this Agreement and the Purchase Agreement.
     14. Escrow Fees and Expenses. The Escrow Agent shall be paid such fees as are established by the Fee Schedule attached hereto as Exhibit C, to be borne and paid (or cause to be paid) 50% by the Purchaser and 50% by the Sellers.
     15. Indemnification. In consideration of the Escrow Agent’s acceptance of this appointment, Purchaser and the Sellers’ Representative (on behalf of the Sellers and not individually) hereby jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability actually incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the provisions of this Agreement and the Purchase Agreement, and to reimburse the Escrow Agent for its costs and expenses (including, without limitation, counsel fees and expenses) reasonably incurred by reason of any matter as to which such indemnity is paid pursuant to this

Section 15; provided, however, that no indemnity need be paid in case of the Escrow Agent’s fraud, gross negligence or willful misconduct.
     16. General.
          (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given as follows: (a) if sent by registered or certified mail return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), three business days after delivery to such courier; (c) if sent by facsimile transmission on a business day before 5:00 p.m. in the time zone of the recipient, when transmitted and full receipt is electronically confirmed; (d) if sent by facsimile transmission on a business day after 5:00 p.m. in the time zone of the recipient or on a non-business day and full receipt is electronically confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement. If any Officer’s Certificate, any objection thereto or any other document of any kind is required to be delivered to the Escrow Agent and any other person, the Escrow Agent may assume without inquiry that such Officer’s Certificate, objection or other document was received by such other person on the date on which it was received by the Escrow Agent.
               (i) If to Purchaser, to:
Answers Corporation
237 West 35th Street
Suite 1101
New York, NY 10001
Attention: Robert S. Rosenschein, Chief Executive Officer
Facsimile No.: 646-502-4778
Telephone No.: 646-502-4777
With a copy (which shall not constitute notice) to:
Meitar, Liquornik, Geva & Leshem, Brandwein – Law Offices
16 Abba Hillel Silver Rd.
Ramat Gan 52506, Israel
Attention: Clifford Felig and David Glatt
Facsimile: +972-3-610-3111
               (ii) If to the Sellers or Sellers’ Representative, to:
Brian Kariger
3120 E. 2nd Street
Long Beach
California 90803
Facsimile No.: (562) 439-4301
Telephone No.: (310) 738-3777
with a copy (which shall not constitute notice) to:

Eric Adler, Magee & Adler, APC
400 Oceangate, Suite 1030
Long Beach, CA 90803
Attention: Eric R. Adler, Esq.
Facsimile No.: 562-432-1060
Telephone No.: 562-432-1154
               (iii) If to the Escrow Agent, to:
American Stock transfer & Trust Co.
123 Broad St.-11th Floor
Philadelphia, PA 19109
Attn. Alan Finn
Tel: 267-515-5496
Fax: 718-765 8758
          (b) Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
          (c) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; if being understood that all parties hereto need not sign the same counterpart and that signatures may be provided by facsimile transmission.
          (d) Assignment. Neither this Agreement, nor any of the rights, interests or obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void, except that Purchaser may assign this Agreement to any of Purchaser’s Affiliates without the prior consent of the other parties hereof; provided, however, that Purchaser shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.
          (e) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto shall use all reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
          (f) Governing Law; Arbitration; Jurisdiction.
               (i) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to such state’s principles of conflicts of law, provided, however, that any matter involving the internal corporate affairs of the any party hereto shall be governed by the provisions of the jurisdictions of its incorporation.
               (ii) Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the breach or termination thereof, shall be settled by arbitration by a single arbitrator administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, including the Optional Rules for Emergency Measures of Protection, to be held in New York, New York, USA. The award rendered by the arbitrator shall be final and binding upon the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The existence and resolution of the arbitration shall be kept confidential by the parties and by the arbitrator. The award of the arbitrator shall be accompanied by a reasoned opinion. Each party shall bear its own costs and expenses and an equal share of the arbitrator’s and administrative fees of arbitration, unless otherwise determined by the arbitrator. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary.
               (iii) Subject to sub-section (f)(ii) above, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the New York, New York in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of such jurisdiction for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.
          (g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
     17. Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Purchaser and the Sellers’ Representative each agree to provide all such information and documentation as to themselves (and in the case of the Sellers’ Representative, as to each of the Seller) as requested by Escrow Agent to ensure compliance with federal law.
- Signature Pages Follow -

     In witness whereof, each of the parties hereto has executed this Bonus Plan/Documents Escrow Agreement as of the date first above written.

American Stock transfer & Trust Co. as Escrow Agent
By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President

Signature Page to Bonus Plan/Documents Escrow Agreement

     In witness whereof, each of the parties hereto has executed this Bonus Plan/Documents Escrow Agreement as of the date first above written.

Answers Corporation as Purchaser
By:	/s/ Robert S. Rosenschein
	Name:	Robert S, Rosenschein
	Title:	Chief Executive Officer

Signature Page to Bonus Plan/Documents Escrow Agreement

     In witness whereof, each of the parties hereto has executed this Bonus Plan/Documents Escrow Agreement as of the date first above written.

Brian Kariger, as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007
/s/ Brian Kariger

Brian Kariger as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007
/s/ Brian Kariger

Daniel Fierro
/s/ Daniel Fierro

Brian Kariger, Esq. as Sellers’ Representative
/s/ Brian Kariger

Lexico Publishing Group, LLC the Company
By:	/s/ Brian Kariger and /s/ Daniel Fierro
	Name:	Brian Kariger and Daniel Fierro
	Title:	Authorized Signatories and Members

Signature Page to Bonus Plan/Documents Escrow Agreement

Exhibit A-1
Schedule of Sellers

		Taxpayer
		Identification	Pro Rata
Name	Address	Number	Share
Brian Kariger as trustee of the Brian Patrick Kariger Charitable Remainder Unitrust Trust dated April 9, 2007	3120 E. 2nd Street Long Beach California 90803 Facsimile No.: (562) 439-4301 Telephone No.: (310) 738-3777		5%

Brian Kariger as trustee of the Brian Patrick Kariger Revocable Trust dated February 9, 2007	3120 E. 2nd Street Long Beach California 90803 Facsimile No.: (562) 439-4301 Telephone No.: (310) 738-3777		70%

Daniel Fierro	312 E. Mandalay Drive Olmos Park TX 78212 Facsimile No.: (___)___ Telephone No.: (___)___		25%

Exhibit A-2
Form of Schedule of Participants
[Note: Schedule to be attached at Closing]

					Amount to be paid on		Amount to be paid on
			Amount to be paid at		1st Anniversary of		2nd Anniversary of
		Participant’s	Closing		Closing		Closing
		Taxpayer	Gross		Gross		Gross
Participant’s	Participant’s	Identification	amount to	Employer	amount to	Employer	amount to	Employer
Name	Address	Number	Employee	taxes	Employee	taxes	Employee	taxes
[Employees subject to 1 year retention]			[20%]		[80%]		—

[Employee subject to 2 years retention]			[20%]		[30%]		[50%]

Total

Exhibit B
Purchase Agreement

Exhibit C
Fee Schedule
The fees of the Escrow Agent: $5,000 (Five Thousand United States Dollars).